Exhibit 10.27

FORM OF UNIT PUT/CALL AGREEMENT

This UNIT PUT/CALL AGREEMENT (the “Agreement”) is made effective as of July 1, 2013 (the “Effective Date”) by and between Premier, Inc., a Delaware corporation, as purchaser (“Premier”), and each of the Persons listed on Schedule I hereto, as sellers (each a “Seller” and collectively, the “Sellers”).

WHEREAS, the Board of Directors of Premier (the “Board”) has determined to effect an underwritten initial public offering (the “IPO”) of Premier’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”);

WHEREAS, in conjunction with the IPO, Premier Purchasing Partners, L.P., a California limited partnership (together with its successors and assigns, “Premier LP”) will undergo a reorganization (the “Reorganization”) which will include Premier LP adopting an Amended and Restated Limited Partnership Agreement, in the form approved by its general partner and a majority of its limited partners (the “LP Agreement”), pursuant to which Premier LP will (a) change its name to “Premier Healthcare Alliance, L.P.” and (b) designate Class A Common Units (“Class A Common Units”) and Class B Common Units (“Class B Common Units”) of Premier LP;

WHEREAS, Premier LP desires to have the option to require Premier to purchase Class A Common Units in the amount set forth opposite Premier LP’s name under the column entitled “Optioned Equity Interests” on Schedule I to this Agreement and the other Sellers desire to have the option to require Premier to purchase from the Sellers the Class B Common Units and the corresponding number of shares of Premier’s Class B common stock, $0.000001 par value per share (the “Class B Common Stock”) set forth opposite such Sellers’ names under the column entitled “Optioned Equity Interests” on Schedule I to this Agreement (collectively, the “Optioned Equity Interests”), in each case at the price and upon the terms and conditions set forth in this Agreement;

WHEREAS, in connection with the consummation of the Reorganization and IPO, Premier desires to have the option to require each Seller to transfer such Seller’s Optioned Equity Interests to Premier at the price and upon the terms and conditions set forth in this Agreement;

WHEREAS, if the Sellers elect to exercise their Put Option (as defined below) or Premier elects to exercise its Call Option (as defined below) or Additional Call Option (as defined below), Premier intends to use a portion of the proceeds received from the IPO to complete such purchase;

WHEREAS, Premier will contribute the Optioned Equity Interests and any Additional Class A Common Units (as defined below), as applicable, to Premier Services, LLC, a Delaware limited liability company, its wholly owned subsidiary and general partner of Premier LP (“Premier Services”), in which event any Class B Common Units contributed by Premier to Premier Services will be converted automatically into Class A Common Units pursuant to Section 3.2(a) of the LP Agreement; and

WHEREAS, the Board or a sub-committee thereof has approved the transactions contemplated by this Agreement for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), which approval is intended to exempt each issuance to a Seller who may be deemed an officer or director of Premier, including a “director by deputization,” from Section 16(b) of the Exchange Act.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

 ARTICLE 1

DEFINITIONS

1.1          Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group” has the meaning set forth in Section 13(d)(3) and Rule 13d-5 of the Securities Exchange Act of 1934, as amended.

“IPO Price” means the price paid per share for the Class A Common Stock by the underwriters to Premier in the IPO.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental Authority or other entity or organization of any nature whatsoever or any Group of two or more of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Underwriting Agreement” means the Underwriting Agreement to be entered into between Premier and certain underwriters providing for the purchase and sale of Premier’s Class A Common Stock in conjunction with the IPO.

ARTICLE 2

PUT/CALL OPTIONS

2.1          Seller Put Option. Each Seller shall have the option to require Premier to purchase from such Seller all but not less than all of such Seller’s Optioned Equity Interests on the terms and conditions described in this Agreement (the “Put Option”).  Each Seller may exercise such Seller’s Put Option one time on or after the Effective Date, by delivering written notice of its exercise to Premier (a “Put Option Notice”).  The obligation of Premier to purchase the Optioned Equity Interests from such Seller pursuant to the Put Option shall be subject to the following conditions:  (a) the consummation of the IPO prior to the Closing (as defined below); (b) the representations and warranties of such Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing; and (c) such Seller shall have complied in all material respects with all of the covenants required to be performed by such Seller pursuant to this Agreement on or prior to the Closing.  If not previously exercised, the Put Option will expire on the earlier of March 31, 2014 or the date and time the Call Option is exercised.

2.2          Premier Call Option. Premier shall have the option to require each Seller to transfer all but not less than all of such Seller’s Optioned Equity Interests to Premier on the terms and conditions described in this Agreement (the “Call Option”). Premier may exercise the Call Option on or after the Effective Date, by delivering written notice of its exercise to such Seller (a “Call Option Notice”).  The obligations of such Seller to issue, sell and/or transfer, as applicable, the Optioned Equity Interests to Premier pursuant to the Call Option shall not be subject to any conditions.  If not previously exercised, the Call Option will expire on the earlier of March 31, 2014 or the date and time the Put Option is exercised.  The Call Option may not be exercised by Premier with respect to any Optioned Equity Interests with respect to which the Put Option has already been exercised by a Seller.

2.3          Purchase Price.  The purchase price for each Optioned Equity Interest shall be equal to the IPO Price.

2.4          Closing.  Subject to satisfaction or waiver of the applicable conditions precedent, the closing of the Put Option or Call Option and the transfer of the Optioned Equity Interests from the Sellers to Premier (the “Closing”) shall take place at the offices of McDermott Will & Emery LLP (“McDermott”), 340 Madison Avenue, New York, New York 10173 promptly after receipt of the Put Option Notice or Call Option Notice, or at such other time and place as may be agreed upon by Premier and the Sellers.  At the Closing, Premier shall deliver to each Seller, by wire transfer of immediately available funds to a bank account designated in writing by such Seller, an amount equal to the number of Optioned Equity Interests set forth opposite such Seller’s name in Schedule I multiplied by the IPO Price.  At the Closing, each Seller (other than Premier LP with respect to newly issued Class A Common Units) shall deliver to Premier a duly endorsed instrument of assignment with respect to the Optioned Equity Interests being sold at such Closing in substantially the form attached hereto as Exhibit A (a “Class B Common Unit Assignment Agreement”).

ARTICLE 3

OVER-ALLOTMENT OPTION

In the event that any over-allotment option granted to the underwriters of the IPO pursuant to the Underwriting Agreement is exercised in whole or in part, Premier shall have the option to require Premier LP to issue, sell and transfer additional Class A Common Units (the “Additional Class A Common Units”) to Premier in an amount equal to the number of shares of Premier’s Class A common stock being purchased by the underwriters through the exercise of such over-allotment option (the “Over-Allotment Call Option”).  Premier may exercise the Over-Allotment Call Option on or after the Effective Date, by delivering written notice of its exercise to Premier LP (an “Over-Allotment Call Option Notice”).  The obligations of Premier LP to transfer Additional Class A Common Units to Premier pursuant to the Over-Allotment Call Option shall not be subject to any conditions.  If not previously exercised, the Over-Allotment Call Option with respect to any Additional Class A Common Units will expire on the earlier of March 31, 2014 or the time and date upon which the underwriters’ over-allotment option expires.  The purchase price for each Additional Class A Common Unit shall be equal to the IPO Price.  The closing of each Over-Allotment Call Option and the transfer of the Additional Class A Common Units from Premier LP to Premier (each, an “Over-Allotment Closing”) shall take place at the offices of McDermott on or after the Effective Date promptly after receipt of the Over-Allotment Call Option Notice, or at such other time and place as may be agreed upon by Premier and Premier LP.  At the Over-Allotment Closing, Premier shall deliver to Premier LP, by wire transfer of immediately available funds to a bank account designated in writing by Premier LP, an amount equal to the number of Additional Class A Common Units being purchased multiplied by the IPO Price.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller makes the following representations and warranties, severally with respect to itself only, for the benefit of Premier as of the date of its execution of this Agreement, the Effective Date, the Closing and, with respect to Premier LP only, the Over-Allotment Closing:

4.1          Representations and Warranties of Sellers.

(a)           Each Seller represents and warrants, severally with respect to itself only, to Premier that (i) it is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, without the consent, waiver, approval or authorization of, or filing with, any other Person or under any applicable law, and has taken all actions necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement; (ii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles); (iii) neither the execution and delivery of this Agreement by such Seller nor the consummation of the transactions contemplated herein conflicts with or results in a breach of any of the terms, conditions or provisions of the organizational documents of such Seller, any agreement or instrument to which such Seller is a party or by which the material assets of such Seller are bound, or constitutes a default under any of the foregoing, or violates any law or regulation; (iv) there are no actions, suits or proceedings pending, or, to the knowledge of such Seller, threatened against or affecting such Seller or such Seller’s assets in any court or before or by any Governmental Authority which, if adversely determined, would impair the ability of such Seller to perform its obligations under this Agreement; and (v) the performance of this Agreement will not violate any order, writ, injunction, decree or demand of any court or Governmental Authority to which such Seller is subject.

(b)           Each Seller represents and warrants, severally with respect to itself only, to Premier that (i) it is solvent with assets of a value that exceeds the amounts of its liabilities, (ii) it is able to meet its debts as they mature, and (iii) in its reasonable opinion, has adequate capital to conduct the businesses in which it is engaged.

(c)           Immediately prior to the delivery of the Optioned Equity Interests or Additional Class A Common Units, as applicable, to Premier at the Closing, each Seller represents and warrants, severally with respect to itself only, to Premier that such Seller will have good, valid and marketable title to the Optioned Equity Interests or the Additional Class A Common Units, as applicable, and has the power and authority to issue (solely in the case of Premier LP), transfer, sell, assign and convey to Premier such Optioned Equity Interests or Additional Class A Common Units, as applicable, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement.

(d)           Each Seller represents and warrants, severally with respect to itself only, to Premier that no agent, broker, investment banker, financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by it or any of its representatives to any financial advisory, broker’s, finder’s or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with the transactions contemplated hereby.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PREMIER

Premier makes the following representations and warranties for the benefit of each Seller as of the date of its execution of this Agreement, the Effective Date, the Closing and the Over-Allotment Closing:

5.1          Representations and Warranties of Premier.

(a)           Premier represents that it is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, without the consent, waiver, approval or authorization of, or filing with, any other Person or under any applicable law, and has taken all actions necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement.

(b)           Premier represents that this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Premier enforceable in accordance with the terms hereof (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).

(c)           Premier represents that neither the execution and delivery of this Agreement by Premier nor the consummation of the transactions contemplated herein (i) conflicts with or results in a breach of any of the terms, conditions or provisions of the organizational documents of Premier or any agreement or instrument to which Premier is a party or by which the material assets of Premier are bound or (ii) constitutes a default under any of the foregoing, or violates any law or regulation, except to the extent that any conflict, breach or default under this subsection (c) would not prevent or materially hinder the performance of the actions contemplated by this Agreement.

(d)           Premier represents that there are no actions, suits or proceedings pending or, to the knowledge of Premier, threatened against or affecting Premier or assets of Premier in any court or before or by any Governmental Authority which, if adversely determined, would impair the ability of Premier to perform Premier’s obligations under this Agreement.

(e)           Premier represents that its performance of this Agreement will not violate any order, writ, injunction, decree or demand of any court or Governmental Authority to which Premier is subject.

(f)            All Optioned Equity Interests and Additional Class A Common Units acquired by Premier will be acquired solely for Premier’s own account for investment purposes only and not with a present view toward the distribution thereof or with any present intention of distributing or reselling any such Optioned Equity Interests or Additional Class A Common Units in violation of the Securities Act or any state securities laws.  Irrespective of any other provisions of this Agreement, any sale of any of the Optioned Equity Interests or Additional Class A Common Units acquired by Premier will be made only in compliance with all applicable federal and state securities laws, including the Securities Act.

(g)           Premier is aware of the need to conduct its own investigation of the Optioned Equity Interests and Additional Class A Common Units and has had the opportunity to ask questions and receive answers concerning the Optioned Equity Interests and Additional Class A Common Units acquired by Premier.  Premier has had full access to such information and materials concerning Premier LP and its subsidiaries as Premier has requested.  Sellers have answered all inquiries that Premier has made to Sellers relating to Premier LP and its subsidiaries or the Optioned Equity Interests and Additional Class A Common Units.

(h)           Premier is able to fend for itself in the transactions contemplated by this Agreement and has such knowledge and experience in financial and business matters such that

Premier is capable of evaluating the merits and risks of an investment in the Optioned Equity Interests and Additional Class A Common Units and of making an informed investment decision with respect thereto, or has consulted with advisors who possess such knowledge and experience.

(i)            Premier is able to bear the economic risk of its investment in the Optioned Equity Interests and Additional Class A Common Units for an indefinite period of time.  Premier understands that the Optioned Equity Interests and Additional Class A Common Units have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or unless an exemption from such registration is available.

(j)            Sellers are relying upon the truth and accuracy of the representations, warranties and acknowledgements of Premier and Premier agrees that if any of the representations, warranties and acknowledgements deemed to have been made by Premier by its execution of this Agreement are no longer accurate, it shall promptly notify Sellers.  Premier consents to such reliance.

ARTICLE 6

TERMINATION

This Agreement shall automatically terminate and be of no further force and effect (a) with respect to the Optioned Equity Interests, in the event that neither the Put Option nor the Call Option has been exercised as set forth in Sections 2.1 or 2.2 on or prior to March 31, 2014; and (b) with respect to any Additional Class A Common Units, in the event that the Over-Allotment Call Option applicable to such Additional Class A Common Units has been exercised as set forth in Article 3 on or prior to March 31, 2014.

ARTICLE 7

MISCELLANEOUS

7.1          Notices.  Any written notice required or permitted to be delivered pursuant to this Agreement shall be in writing and shall be deemed delivered (i) upon delivery if delivered in person, (ii) upon transmission if sent by facsimile, with receipt confirmed by the recipient thereof, (iii) one Business Day after deposit with a nationally recognized overnight courier service; provided, that confirmation of such overnight delivery is received by the sender thereof or (iv) upon transmission if sent by e-mail, with receipt confirmed by the recipient thereof. Notices to Premier or any Seller shall be delivered to the respective addresses as set forth below:

If to Premier, to:	Premier, Inc.

13034 Ballantyne Corporate Place

Charlotte, NC 28277

Attention: Chief Financial Officer and General Counsel

Facsimile: (704) 816-6307

Email: craig_mckasson@premierinc.com and

Jeffrey_Lemkin2@premierinc.com, respectively

If to any Seller:	The address indicated below the name of such Seller on Schedule I hereto.

Any party hereto may change its address for notices by giving written notice of such party’s new address to the other parties hereto in accordance with this Section 7.1.

7.2          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto.

7.3          Amendment and Waiver.

(a)           No failure or delay on the part of any Seller or Premier in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Sellers or Premier at law, in equity or otherwise.

(b)           Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Sellers and Premier.

7.4          Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

7.5          Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.6          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

7.7          Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

7.8          Entire Agreement. This Agreement, together with the schedules hereto are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

7.9          Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the dates set forth below.

PREMIER, INC.

Date:	By:
	Name:	Craig McKasson
	Title:	Chief Financial Officer

SELLERS:

PREMIER PURCHASING PARTNERS, L.P.

Date:	By:	Premier Plans, LLC, its general partner

By:
	Name:	Craig McKasson
	Title:	Chief Financial Officer

PREMIER HEALTHCARE SOLUTIONS, INC.

Date:	By:
Name:
Title:

[ ]

Date:	By:
Name:
Title:

Schedule I

Name and Address of Seller	Optioned Equity Interests

EXHIBIT A

FORM OF CLASS B COMMON UNIT ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Agreement”), and is made by and among the undersigned seller (the “Seller”), Premier, Inc., a Delaware corporation (“Premier”) and Premier Healthcare Alliance, L.P., a California limited partnership (together with its successors and assigns, “Premier LP”). Each capitalized term used herein without definition shall have the meaning assigned to it in the Unit Put/Call Agreement (as defined below). This Agreement is effective as of the Closing.

RECITALS

WHEREAS, Premier, the Seller and the other sellers named therein have entered into a Unit Put/Call Agreement (the “Unit Put/Call Agreement”), pursuant to which the Seller agreed to sell, assign, convey and transfer Class B Common Units to Premier; and

WHEREAS, Premier has agreed to purchase such Class B Common Units from Seller pursuant to the Unit Put/Call Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Unit Put/Call Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.             Transfer.  Seller hereby sells, assigns, conveys and transfers to Premier at the Closing the number of Class B Common Units set forth below its signature on the signature pages hereto.

2.             Acknowledgement of Sale by Premier LP. Premier LP hereby acknowledges the sale, assignment, conveyance and transfer by Seller to Premier at the Closing of the number of Class B Common Units set forth under Seller’s signature hereto and shall update Exhibit 3.1 to the LP Agreement to reflect the sale and transfer of Class B Common Units as contemplated in the Unit Put/Call Agreement and herein.

3.             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

4.             Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.             Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

6.             Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the dates set forth below.

PREMIER, INC.

Date:	By:
	Name:	Craig McKasson
	Title:	Chief Financial Officer

PREMIER HEALTHCARE ALLIANCE, L.P.

Date:	By:	Premier Services, LLC, its general partner

By:
	Name:	Craig McKasson
	Title:	Chief Financial Officer

[ ]

Date:	By:
Name:
Title: